UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

ATLAS AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32169	51-0404430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Rouser Road, Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information furnished pursuant to Item 7.01 in this report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, unless Atlas America, Inc. (“Atlas America”) specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

On July 28, 2006, Atlas America issued a press release to announce that Atlas Energy Resources, LLC (“Atlas Energy”) has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to an initial public offering of common units of Atlas Energy. Upon completion of the offering, Atlas Energy will own and operate substantially all of the natural gas and oil assets and the investment partnership management business of Atlas America. Upon completion of the offering, Atlas America expects to own approximately 83% of the membership interests in Atlas Energy. Additionally, Atlas America will own Atlas Energy Management, Inc., which will own all of the management incentive interests in Atlas Energy. A copy of Atlas America’s press release is attached hereto as Exhibit 99.1.

A registration statement relating to these securities has been filed with the SEC but has not yet been become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The registration statement and the related prospectus that will be filed by Atlas Energy with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or you may obtain a prospectus by submitting requests to UBS Investment Bank, 299 Park Avenue, New York, NY 10171, Attn: Prospectus Department, telephone: (212) 821-3884.

The registration statement contains certain information that may not have been previously made publicly available by Atlas America, which information is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

99.1	Press release issued by Atlas America on July 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AMERICA, INC.

By: /s/ Lisa Washington
Name: Lisa Washington
Date: July 31, 2006	Title: Secretary